UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

Effective at the close of business on June 03, 2006, Industrial Enterprises of America, Inc. (the “Company”) will effect a reverse stock split by converting each block of 10 shares of its common stock, par value $.0001 per share (the “Common Stock”), issued and outstanding as of such date into one share of Common Stock.

The Company’s board of directors approved the reverse stock split on May 1, 2006 and the shareholders approved the reverse stock split on January 10, 2006. The Company will implement the reverse stock split at the ratio of 1-for-10, causing each outstanding block of 10 shares of the Common Stock to automatically convert into one share of Common Stock and reducing the number of shares of Common Stock outstanding from approximately 56,226,888 shares to 5,622,700 shares.  The par value of the Company’s Common Stock will remain at $.0001 per share and the number of authorized shares will remain at 150,000 shares of Common Stock.

On May 19, 2006 the Company issued a press release announcing the upcoming implementation of the reverse stock split. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such writing.

Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Industrial Enterprises of America Inc. dated May 19, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

May 19, 2006      By:           /s/ James W. Margulies
Name: James W. Margulies
Title: Chief Financial Officer